Exhibit 107

Calculation of Filing Fee Tables

Form F-3
(Form Type)

Arbe Robotics Ltd.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price per Unit		Maximum Aggregate Offering Price		Fee Rate		Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares	457(o)		(1)		(3)		(1)		(1)		(1)
	Debt	Debt Securities	457(o)		(1)		(3)		(1)		(1)		(1)
	Other	Warrants	457(o)		(1)		(3)		(1)		(1)		(1)
	Other	Units(2)	457(o)		(1)		(3)		(1)		(1)		(1)
	Unallocated (Universal) Shelf	___	457(o)		(1)		(3)	$50,000,000		0.00015310		$7,655.00
Fees Previously Paid	N/A	N/A	N/A	N/A		N/A		N/A				N/A
Carry Forward Securities
Carry Forward Securities	___	___	___	___		___		___		___		___		___	___	___	___
	Total Offering Amounts							$50,000,000				$7,655.00
	Total Fees Previously Paid											___
	Total Fee Offsets											___
	Net Fee Due											$7,655.00

(1)	The amount to be registered consists of up to $50,000,000 of an indeterminate amount of ordinary shares, debt securities, warrants and/or units consisting of some or all of these securities in any combination that may be offered and sold from time to time in one or more offerings. There is also being registered hereunder such currently indeterminate number of (i) ordinary shares or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities registered hereby, or (ii) shares of debt securities, ordinary shares or units as may be issued upon exercise of warrants registered hereby, as the case may be, including under any applicable anti-dilution provision. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers any additional securities that may be offered or issued in connection with any share split, share dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

(2)	Each unit will represent an interest in two or more other securities, in any combination, which may or may not be separable from one another.

(3)	The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security in reliance on Rule 457(o) under the Securities Act and General Instruction II.D of Form F-3 under the Securities Act.